United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021 (June 25, 2021)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	35-2254039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9280

New Starship Parent Inc. 2929 Arch Street, Suite 1703 Philadelphia, PA 19104
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 25, 2021 (the “Closing Date”), FTAC Olympus Acquisition Corp., a Delaware corporation (both prior to and after the Closing Date, “FTOC”) consummated the previously announced Reorganization (as defined below) with Payoneer Inc., a Delaware corporation (“Payoneer”). Pursuant to the Reorganization Agreement (as defined below), prior to the Closing Date and prior to the Reorganization, FTOC changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the closing of the Reorganization, the registrant changed its name from New Starship Parent, Inc. (“ParentCo”) to Payoneer Global Inc. (“New Payoneer”). Following the Reorganization, New Payoneer became a publicly traded company, with Payoneer, a subsidiary of New Payoneer, continuing the existing business operations.

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “New Payoneer,” “we,” “us,” and “our” refer to Payoneer Global Inc., and its subsidiaries at and after the Closing Date and giving effect to the consummation of the Reorganization (the “Closing”) and the term “ParentCo” refers to Payoneer Global Inc. and its subsidiaries prior to the Closing Date and without giving effect to the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Transactions (as defined below) and various other transactions and events contemplated by the Reorganization Agreement (as defined below) which took place on the Closing Date and is incorporated herein by reference. In addition, the information contained in ParentCo’s proxy statement/prospectus (Registration No.: 333-253142) filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 1, 2021 (the “Proxy Statement/Prospectus”) under the headings “Ancillary Agreements Related to the Reorganization,” and “Payoneer’s Executive and Director Compensation” is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the Reorganization as contemplated by the Reorganization Agreement, New Payoneer entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), with FTAC Olympus Sponsor, LLC, a Delaware limited liability company, FTAC Olympus Advisors, LLC, a Delaware limited liability company, and certain other initial equity holders of New Payoneer, requiring New Payoneer to, among other things, file a resale shelf registration statement on behalf of certain equity holders within 15 calendar days as of the date thereof. The A&R Registration Rights Agreement will also provide certain demand rights and piggyback rights to certain equity holders, subject to underwriter cutbacks and issuer blackout periods.

The material terms of the A&R Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 119 titled “The Reorganization Proposal—Ancillary Agreements Related to the Reorganization—Registration Rights Agreement.” Such description is incorporated by reference in this Current Report on Form 8-K and is qualified in its entirety by the text of the A&R Registration Rights Agreement, which is included as Exhibit 10.9 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, New Payoneer approved a form indemnification agreement to be signed with each of its directors, executive officers, officers and other employees. Each indemnification agreement provides for the indemnification by New Payoneer of its directors, executive officers, officers or other employees against any and all expenses incurred by that director or officer as a result of his or her status as one of our directors, executive officers, officer or other employee, to the fullest extent permitted by Delaware law, New Payoneer’s charter or New Payoneer’s bylaws, as the case may be. In addition, the indemnification agreements provide, to the fullest extent permitted by Delaware law, the advancement of all expenses actually and reasonably incurred by such New Payoneer’s directors, executive officers, officers and other employees in connection with a legal proceeding involving his or her status as a director, executive officer, officer or employee.

The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of each such indemnification agreement, a form of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

New Payoneer 2021 Employee Stock Purchase Plan

At the Special Meeting, shareholders adopted and approved the Payoneer Global Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). New Payoneer’s board of directors also approved the ESPP and the material terms thereunder. The ESPP became effective as of the date it was adopted by New Payoneer’s board of directors.

The purpose of the ESPP is to provide a means by which New Payoneer employees may be given an opportunity to purchase shares of New Payoneer Common Stock, to assist New Payoneer in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for New Payoneer’s success. The material features of the ESPP are described in the Proxy Statement/Prospectus beginning on page 130 under the heading “The ESPP Proposal,” and such description is incorporated herein by reference.

The ESPP permits New Payoneer to deliver up to 7,603,202 shares of New Payoneer Common Stock pursuant to rights issued under the ESPP. The number of shares of New Payoneer Common Stock reserved for issuance under the ESPP will automatically increase on the first day of each calendar year, commencing on January 1, 2022, by the least of (i) 3,801,601 shares of New Payoneer Common Stock, (ii) 1% of the total number of shares of New Payoneer Common Stock outstanding on December 31 of the preceding calendar year and (iii) such smaller number of shares of New Payoneer Common Stock as determined by the New Payoneer board of directors.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the ESPP, which is included as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

New Payoneer 2021 Omnibus Incentive Plan

At the Special Meeting, shareholders adopted and approved the Payoneer Global Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”). New Payoneer’s board of directors also approved the Incentive Plan and the material terms thereunder. The Incentive Plan became effective as of the date it was adopted by New Payoneer’s board of directors.

The purpose of the Incentive Plan is to enable New Payoneer to offer its employees, directors and other individual service providers long-term equity-based incentives in New Payoneer, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and New Payoneer’s shareholders. Awards under the Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights, or SARs, (iii) restricted stock awards, (iv) restricted stock unit awards, or RSUs, (v) performance awards, (vi) other cash-based awards and (vii) other stock-based awards. Such awards may be for partial-year, annual or multi-year periods. The material features of the Incentive Plan are described in the Proxy Statement/Prospectus beginning on page 123 under the heading “The Incentive Plan Proposal,” and such description is incorporated herein by reference.

The Incentive Plan permits New Payoneer to deliver up to 38,016,011 shares of New Payoneer Common Stock pursuant to awards issued under the Incentive Plan. The number of shares of New Payoneer Common Stock reserved for issuance under the Incentive Plan will automatically increase on the first day of each fiscal year, beginning in 2022, by the lesser of (i) 4% of the total number of outstanding shares of New Payoneer Common Stock on December 31st of the preceding calendar year and (ii) such smaller number of shares of New Payoneer Common Stock as determined by the compensation committee of New Payoneer’s board of directors.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Incentive Plan, which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Scott Galit Amended and Restated Employment Agreement

Scott Galit, the Company’s Chief Executive Officer, is party to an amended and restated employment agreement, which became effective as of the Closing (the “Galit Amended Employment Agreement”).

The Galit Amended Employment Agreement amended the Employment Agreement to provide that the six-month duration of the non-compete to which Mr. Galit will be subject in the event of the termination of his employment without “Cause” or by Mr. Galit for “Good Reason” (as each such term is defined in the Galit Amended Employment Agreement) may be extended, by mutual agreement between Mr. Galit and New Payoneer, to up to 12 months, provided that the period during which Mr. Galit will be paid severance in the event of either termination scenario is also proportionately extended. In order to receive any severance payments or benefits under the Galit Amended Employment Agreement, Mr. Galit will be required to execute and not revoke a general release of claims against New Payoneer. The other terms of the Employment Agreement remain in full force and effect. This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Galit Amended Employment Agreement, which is included as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

New Warrant Agreement

On the Closing Date, FTOC, New Payoneer and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) entered into that certain Assignment, Assumption and Amendment Agreement (“New Warrant Agreement”). The New Warrant Agreement amends that certain Warrant Agreement, dated as of August 25, 2020, by and between FTOC and Continental (the “Existing Warrant Agreement”), to provide for the assignment by FTOC of all its rights, title and interest in the warrants of FTOC to New Payoneer. Pursuant to the New Warrant Agreement, all FTOC warrants under the Existing Warrant Agreement will no longer be exercisable for shares of FTOC’s Class A ordinary shares, but instead will be exercisable for shares of New Payoneer common stock.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the New Warrant Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

An extraordinary general meeting (the “Special Meeting”) was held on June 23, 2021, where the FTOC shareholders considered and approved, among other matters, a proposal to adopt the Agreement and Plan of Reorganization (as amended on February 16, 2021, on May 10, 2021 and June 22, 2021, the “Reorganization Agreement”), by and among FTOC, ParentCo, Starship Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of ParentCo (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and wholly owned subsidiary of ParentCo (“Second Merger Sub”), and Payoneer, pursuant to which at the Closing, the following transactions (the “Transactions”) would occur:

●	First Merger Sub merged with and into FTOC (the “FTOC Merger”), with FTOC surviving as a direct wholly owned subsidiary of ParentCo;

●	immediately after the FTOC Merger, Second Merger Sub merged with and into Payoneer (the “Payoneer Merger” and, together with the FTOC Merger, the “Mergers”), with Payoneer surviving as a direct wholly owned subsidiary of ParentCo; and

●	upon consummation of the transactions contemplated by the Reorganization Agreement (the “Reorganization”), ParentCo was renamed “Payoneer Global Inc.”

Holders of an aggregate of 18,033,066 Class A ordinary shares of FTOC sold in its initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from FTOC’s initial public offering, which was approximately $10.00 per share, or $180.3 million in the aggregate.

Immediately after giving effect to the Reorganization, the following equity securities of New Payoneer were issued and outstanding: (i) 77,081,295 shares of New Payoneer common stock issued to the holders of FTOC Class A ordinary shares and FTOC Class B ordinary shares that automatically convert into FTOC Class A ordinary shares upon the occurrence of a “business combination” in accordance with FTOC’s amended and restated memorandum and articles of association as consideration in the Reorganization, (ii) 231,263,364 shares of New Payoneer common stock issued to the stockholders of Payoneer as consideration in the Reorganization (including 47,122,318 shares underlying options to purchase shares of New Payoneer common stock issuable to Payoneer optionholders and 3,200,258 shares underlying New Payoneer restricted stock units (“RSUs”) issuable to holders of Payoneer RSUs), (iii) 25,158,125 warrants to purchase shares of New Payoneer common stock issued upon conversion of warrants to purchase FTOC Class A ordinary shares in connection with the Reorganization (“New Payoneer Public Warrants”), (iv) to the extent not exercised prior to Closing, 1,792,994 warrants to purchase shares of New Payoneer common stock issued upon conversion of warrants to purchase Payoneer common stock (“New Payoneer Private Warrants”) and (v) 30,000,000 shares of common stock of New Payoneer issuable to the PIPE Investors in the PIPE Financing. After the Closing Date, FTOC’s Class A ordinary shares, warrants and units ceased trading on The Nasdaq Global Market. The Common Stock and New Payoneer Public Warrants commenced trading on The Nasdaq Global Market under the symbols “PAYO” and “PAYOW,” respectively, on June 28, 2021, subject to ongoing review of New Payoneer’s satisfaction of all listing criteria following the Reorganization. As noted above, an aggregate of $180.3 million was paid from the FTOC trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $574.5 million remained in the trust account. The remaining amount in the trust account was used or shall be used to fund expenses incurred by FTOC and New Payoneer in connection with the Reorganization and will be used for general corporate purposes of New Payoneer following the Reorganization.

The material terms and conditions of the Reorganization Agreement and related agreements are described under the heading “The Reorganization Proposal” in the Proxy Statement/Prospectus, which description is incorporated herein by reference.

FORM 10 INFORMATION

Forward Looking Statements

This Current Report on Form 8-K, including the information incorporated herein by reference, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Reorganization described herein, and the financial condition, results of operations, earnings outlook and prospects of New Payoneer. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and other similar words and expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors,” those discussed and identified in public filings made with the SEC by FTOC and New Payoneer, and the following:

●	the expected benefits of the Reorganization;

●	our financial performance following the Reorganization, including financial projections and business metrics and any underlying assumptions thereunder;

●	the impact of the COVID-19 pandemic on our business and the actions we may take in response thereto;

●	our directors and officers potentially having conflicts of interest with our business, as a result of which they would receive compensation;

●	the effect of legal, tax and regulatory changes; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of New Payoneer prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Reorganization or other matters addressed in this Current Report on Form 8-K and attributable to New Payoneer or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, New Payoneer undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

BUSINESS

The business of New Payoneer after the Reorganization is described in the Proxy Statement/Prospectus under the heading “Business of Payoneer” beginning on page 179 and that information is incorporated herein by reference.

RISK FACTORS

The risks associated with New Payoneer’s business are described in the Proxy Statement/Prospectus under the heading “Risk Factors” beginning on page 45 and are incorporated herein by reference.

FINANCIAL INFORMATION

Quarterly results of operations

The following tables present our unaudited quarterly results of operations. This information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this Current Report on Form 8-K. We have prepared the unaudited consolidated quarterly financial information for the quarters presented on the same basis as our consolidated financial statements. The historical quarterly results presented are not necessarily indicative of the results that may be expected for any future quarters or periods.

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
Revenues	$81,959	$78,389	$90,537	$94,707	$100,606

Transaction costs	24,793	23,782	24,516	23,949	20,155
Other operating expenses	19,852	19,643	18,247	24,234	26,614
Research and development expenses	10,574	11,150	13,211	17,366	16,653
Sales and marketing expenses	17,829	17,108	18,870	23,039	23,139
General and administrative expenses	7,826	8,307	10,486	11,010	10,517
Depreciation and amortization	4,166	4,130	4,266	4,533	4,677
Total operating expenses	85,040	84,120	89,596	104,131	101,755

Operating income (loss)	(3,081)	(5,731)	941	(9,424)	(1,149)

Financial income (loss), net	(1,803)	1,381	2,602	(168)	(622)

Income (loss) before taxes on income	(4,884)	(4,350)	3,543	(9,592)	(1,771)

Income tax	2,573	2,227	1,931	1,589	1,731
Share in losses of associated company	22	83	4	34	6
Net income (loss)	$(7,479)	$(6,660)	$1,608	$(11,215)	$(3,508)

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of New Payoneer. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections entitled “Selected Historical Financial Information of FTOC” beginning on page 162, “Selected Historical Financial Information of Payoneer” beginning on page 164, “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 145 and “Payoneer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 193, which is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The disclosure contained in the Proxy Statement/Prospectus under the heading “Payoneer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 193 is incorporated herein by reference.

PROPERTIES

The facilities of New Payoneer are described in the Proxy Statement/Prospectus in the section entitled “Business of Payoneer—Facilities” beginning on page 191 and such description is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information below is based on an aggregate of 338,344,659 shares of the Company’s common stock issued and outstanding as of the Closing Date. The following table sets forth information regarding the beneficial ownership of New Payoneer Common Stock as of the Closing Date by:

●	each person known to be the beneficial owner of more than 5% of the outstanding shares of New Payoneer Class;

●	each director and each of the Company’s named executive officers; and

●	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all shares of New Payoneer’s common stock owned by them.

Name and Address of Beneficial Owner	Number of Common Stock	Percentage of Common Stock

5% Holders of New Payoneer
FTAC Olympus Sponsor, LLC(1)	19,639,985	5.8%
FTAC Olympus Advisors, LLC(1)	19,639,985	5.8%
Viola Ventures III L.P.(2)	22,576,129	6.7%
Affiliates of Susquehanna Growth Equity(3)	30,642,882	9.1%
Affiliates of TCV(4)	41,697,116	12.3%
Affiliates of Temasek(5)	20,242,083	6.0%
Affiliates of Wellington(6)	25,097,597	7.4%
New Payoneer Named Executive Officers and Directors
Scott Galit(7)	8,176,956	2.4%
Michael Levine(8)	2,530,447	*
Charles Rosenblatt(9)	70,500	*
Amir Goldman(10)	—	—
John C. Morris(11)	4,507,004	1.3%
Avi Zeevi(12)	—	—
Christopher Marshall(13)	—	—
Rich Williams	—	—
Heather Tookes	—	—
All New Payoneer directors, director nominees and executive officers as a group (13 people)	20,655,001	5.9%

*	Less than 1%.

Unless otherwise indicated, the address of each person named below is:

(1)	Represents 9,624,365 shares beneficially owned by FTAC Olympus Sponsor, LLC (“FTAC Sponsor”); and represents 10,015,620 shares beneficially owned by FTAC Olympus Advisors, LLC (“FTAC Advisors”). FTAC Sponsor and FTAC Advisors are limited liability companies which are co-managed by Betsy Cohen and Ryan Gilbert. Each of Ms. Cohen and Mr. Gilbert disclaims beneficial ownership of these securities, except to the extent of his or her pecuniary interest therein. The business address of FTAC Sponsor and FTAC Advisors is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(2)	Consists of 22,576,129 shares of common stock held by Viola Ventures III L.P. Viola Ventures III L.P’s address for is Ackerstein Towers Bldg. D, 12 Abba Eban Ave. Herzelia 46120, Israel.
(3)	Consists of 22,315,023 shares of common stock held by Susquehanna Growth Equity Fund III, LLLP; and Consists of 8,327,859 common stock held by Susquehanna Growth Equity Fund V, LLLP. The address for each of these entities is 401 city avenue, suite 220 Bala Cynwyd PA 19004.
(4)	Consists of 29,665,110 shares of common stock held by TCV VIII L.P.; 7,999,744 common stock held by TCV VIII (A) L.P; 1,842,451 common stock held by TCV VIII (B) L.P; and 2,189,811 common stock held by TCV Member Fund, L.P. (the “Member Fund”); The address for each of these entities is 250 Middlefield Road Menlo Park, CA 94025.
(5)	Consists of 16,881,340 common stock held by Nyca PYNR SPV, L.P. and 3,360,743 held by Birchtree Fund Investments Private Limited. The address for each of these entities is 60B Orchard Road, #06-18, Tower 2, The Atrium @ Orchard, Singapore 238891.
(6)	Consists of 16,565,315 common stock held by Hadley Harbor Master Investors (Cayman) L.P; 6,532,282 common stock held by Ithan Creek Master Investors (Cayman) L.P.; and 2,000,000 shares of common stock issued upon closing of PIPE held by certain other affiliates of Wellington. The address for each of these entities is Wellington Management Company LLP 280 Congress Street, Boston, MA 02210.
(7)	Consists of 340,797 shares of common stock held directly by Scott Galit; 1,558,050 shares of common stock held by Galit 2021 Trust; and 6,278,109 shares of common stock issuable upon the exercise of options, exercisable as of or within 60 days of June 25, 2021.
(8)	Consists of 584,473 shares of common stock held directly by Michael Levine; and 1,945,974 shares of common stock issuable upon the exercise of options, exercisable as of or within 60 days of June 25, 2021.
(9)	Consists of 70,500 shares of common stock issuable upon the exercise of options, exercisable as of or within 60 days of June 25, 2021.
(10)	Mr. Goldman, a member of our board of directors, is affiliated with Susquehanna Growth Equity (see Note 3). Mr. Goldman disclaims beneficial ownership of the shares of common stock that are beneficially owned by the affiliates of Susquehanna Growth Equity.
(11)	Mr. Morris, a member of our board of directors, is the general partner of Nyca Investment Partnership, LP. Nyca Investment Partnership, LP holds 705,118 shares of common stock and 607,010 shares of common stock issuable upon the exercise of options, exercisable as of or within 60 days of June 25, 2021. Nyca PYNR SPV-II LP holds 3,194,876 shares of common stock. Mr. Morris holds voting and dispositive power over the shares held by Nyca Investment Partnership, LP and Nyca PYNR SPV-II LP and may be deemed to be the beneficial owner of such shares. The above table excludes such shares. The address for these entities is 485 Madison Avenue, 12th Fl., New York, NY 10022.
(12)	Mr. Zeevi, a member of our board of directors, is affiliated with Viola Ventures III L.P. (see note 2). Mr. Zeevi disclaims beneficial ownership of the shares of common stock that are beneficially owned by the affiliates of Viola Ventures III. L.P.
(13)	Technology Crossover Management VIII, Ltd. (“Management VIII”) is a general partner of the Member Fund and the general partner of Technology Crossover Management VIII, L.P. (“TCM VIII”). TCM VIII is the general partner of each of TCV VIII, L.P., TCV VIII (A), L.P., and TCV VIII (B), L.P. (together with the Member Fund, the “TCV VIII Funds”). Management VIII and TCM VIII may be deemed to beneficially own the securities held by the TCV VIII Funds directly or indirectly controlled by them, but each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Mr. Marshall is a Class A Director of Management VIII and a limited partner of TCM VIII and Member Fund (see Note 11). Mr. Marshall disclaims beneficial ownership of the securities held by the TCV VIII Funds except to the extent of his pecuniary interest therein.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The disclosure contained in the Proxy Statement/Prospectus under the heading “Directors and Executive Officers of New Payoneer After the Reorganization” beginning on page 234 is incorporated herein by reference.

EXECUTIVE COMPENSATION

The disclosure contained in the Proxy Statement/Prospectus under the heading “Payoneer’s Executive and Director Compensation” beginning on page 240 is incorporated herein by reference. The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the employment agreements is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Specified Consulting Payment

In connection with services provided by CBF Financial, LLC with respect to the Transactions, FTOC paid CBF Financial, LLC a fee of $1,800,000 on or about the Closing Date. Daniel Cohen is a principle of CBF Financial, LLC and is the son of Betsy Cohen (Chairman of FTOC prior to the closing).

In addition, certain relationships and related party transactions of New Payoneer are described in the Proxy Statement/Prospectus under the heading “Certain Relationships and Related Party Transactions” beginning on page 247 and that information is incorporated herein by reference.

LEGAL PROCEEDINGS

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Business of Payoneer—Legal Proceedings” beginning on page 192 and that information is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

New Payoneer’s shares of common stock (“Common Stock”) began trading on The Nasdaq Global Market under the symbol “PAYO” and New Payoneer’s public warrants (“Warrants”) began trading on The Nasdaq Global Market under the symbol “PAYOW” on June 28, 2021, subject to ongoing review of New Payoneer’s satisfaction of all listing criteria post-business combination, in lieu of the common stock, units and warrants of FTOC. New Payoneer has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of New Payoneer’s board of directors to retain future earnings for the development, operation and expansion of its business and New Payoneer’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of New Payoneer’s board of directors and will be contingent upon New Payoneer’s future revenues and earnings, as well as its capital requirements and general financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of shares of Common Stock in connection with the Transactions, which is incorporated herein by reference.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The disclosure contained in the Proxy Statement/Prospectus under the heading “Description of New Payoneer Securities” beginning on page 215 is incorporated herein by reference. The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

New Payoneer will enter into indemnification agreements with each of its directors, executive officers, officers and other employees. Each indemnification agreement shall provide for the indemnification by New Payoneer of its directors, executive officers, officers or other employees against any and all expenses incurred by that director or officer as a result of his or her status as one of our directors, executive officers, officer or other employee, to the fullest extent permitted by Delaware law, Company’s charter or New Payoneer’s bylaws, as the case may be. In addition, the indemnification agreements shall provide, to the fullest extent permitted by Delaware law, the advancement of all expenses actually and reasonably incurred by such New Payoneer’s directors, executive officers, officer and other employee, in connection with a legal proceeding involving his or her status as a director, executive officer, officer or other employee.

Further information about the indemnification of New Payoneer’s directors and executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers of New Payoneer After the Reorganization—Limitation on Liability and Indemnification Matters” beginning on page 239 and that information is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

FINANCIAL STATEMENTS AND EXHIBITS

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement

In connection with the execution of the Reorganization Agreement, FTOC and New Payoneer entered into subscription agreements (the “Subscription Agreements”) with investors (the “PIPE Investors”), pursuant to which, among other things, New Payoneer agreed to issue and sell in a private placement an aggregate of 30,000,000 shares of New Payoneer Common Stock to the PIPE Investors for a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million (the “PIPE Placement”).

The PIPE Placement closed immediately prior to the Closing. The placement agents received customary fees and reimbursements in connection with such closing and certain other related matters, as applicable, equal to approximately $15.0 million in the case of Goldman Sachs & Co. LLC and approximately $12.3 million in the case of Citigroup Global Markets Inc.

The shares issued to the Subscribers in the PIPE Placement immediately prior to the Closing were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

This summary is qualified in its entirety by reference to the text of the Subscription Agreement, a form of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Closing, ParentCo changed its name to Payoneer Global Inc. and adopted the Amended and Restated Certificate of Incorporation (our “charter”) and Bylaws effective as of the Closing Date. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Comparison of Corporate Governance and Shareholder Rights” beginning on page 137, which is incorporated herein by reference.

The following descriptions are summaries of the material terms of New Payoneer’s Amended and Restated Certificate of Incorporation and Bylaws. These summaries are qualified in their entirety by reference to the text of the Amended and Restated Certificate of Incorporation and Bylaws, which are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Authorized and Outstanding Stock

Our charter authorizes the issuance of an aggregate of 4,180,000,000 shares of capital stock, consisting of 3,800,000,000 shares of common stock, $0.01 par value per share and 380,000,000 shares of Preferred Stock, $0.01 par value per share. The shares of common stock issued in the Reorganization are duly authorized, validly issued, fully paid and non-assessable.

Unless our Board of Directors determines otherwise, we will issue all shares of capital stock in uncertificated form.

Common Stock

Our charter provides for one class of common stock. Except as otherwise required by applicable law or as provided in our charter, the holders of common stock are entitled to one vote per share on matters to be voted on by stockholders generally or by holders of common stock as a separate class.

Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock, holders of common stock will be entitled to receive such dividends and distributions, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor.

Preferred Stock

Our charter authorizes our Board of Directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of our charter, the authorized shares of preferred stock will be available for issuance without further action by holders of common stock. Our Board of Directors is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of common stock might believe to be in their best interests or in which the holders of common stock might receive a premium over the market price of the shares of common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the rights of the common stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of common stock.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights. There will be no sinking fund provisions applicable to the common stock.

Election of Directors

All elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. Our charter does not authorize cumulative voting.

Staggered Board

Our Board of Directors is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively.

Our Class I directors are Avi Zeevi and Scott H. Galit.

Our Class II directors are Rich Williams, Hans (John) Morris and Amir Goldman.

Our Class III directors are Heather Tookes and Christopher (Woody) Marshall.

At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Annual Meeting

Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as selected by the Board of Directors, or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors.

Redeemable Warrants

New Payoneer Warrants

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K relating to the description of the New Warrant Agreement.

Transfer Agent and Warrant Agent

The transfer agent for our warrants is Continental Stock Transfer and Trust Company. We have agreed to indemnify Continental Stock Transfer and Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Effects of the Charter, Bylaws and Certain Provisions of Delaware Law

Our charter, Bylaws and the General Corporation Law of the State of Delaware (“DGCL”) contain provisions that are summarized in the following paragraphs and that are intended to maintain our compliance with certain regulatory requirements related to our business and also enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of New Payoneer by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Transfer Restrictions

Our charter provides that, subject to certain exceptions, we may request that holders or proposed transferees of its capital stock provide such information (including, without limitation, information with respect to citizenship, other holdings of our capital stock and affiliations) as it may reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, our capital stock by such stockholder could result in such stockholder beneficially owning more than 9.9% of our issued and outstanding capital stock on a fully diluted basis (a “Violation”). This provision is designed to ensure we comply with the various licensing regimes of the several jurisdictions in which it operates, as the acquisition of more than 10% of our issued and outstanding capital stock in such jurisdictions could require regulatory notifications and/or consents.

In the event a holder or proposed transferee fails to respond to our request for information or if, upon review of information provided by such holder or proposed transferee, the our Board of Directors determines that such person’s holdings or acquisition of our capital stock would result in a Violation, we may refuse to permit any such transfer of capital stock, refuse to honor any transfer of capital stock purported to have been effected (in which case, such transfer shall be deemed to have been void ab initio), suspend rights of stock ownership the exercise of which could result in a Violation, or redeem such shares of capital stock. Pursuant to our charter, any shares of capital stock subject to redemption shall be redeemed at a price equal to $0.01 per share, on such other terms and conditions as our Board of Directors may determine. Our charter provides that our Board of Directors may, in its sole discretion, exempt (proactively or retroactively) any person from the foregoing restrictions.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the Nasdaq Global Market, which would apply so long as the shares of common stock remain listed on the Nasdaq Global Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority in voting power, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Our Board of Directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of New Payoneer or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved shares of common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of New Payoneer by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies and Newly Created Directorships

Our charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding, no director may be removed from office by the stockholders other than for cause with the affirmative of vote of at least a majority of the total voting power then outstanding. The charter further provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancies on our Board of Directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders.

Certain Anti-Takeover Provisions of our Charter

Our charter provides that our Board of Directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings. Our authorized but unissued preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Stockholder Meetings

Our charter provides that special meetings of our stockholders may be called at any time only by Board of Directors acting pursuant to a resolution adopted by the Board of Directors, subject to the rights of holders of any series of preferred stock then outstanding The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of New Payoneer.

Director Nominations and Stockholder Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders, subject to specified exceptions. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New Payoneer.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless our charter provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock, our charter does not permit holders of our common stock to act by consent in writing.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive Forum

Our charter and bylaws provide that, unless New Payoneer consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of New Payoneer, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New Payoneer to New Payoneer or New Payoneer’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the our charter or our bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any compliant asserting a clause of action arising under the federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the charter and the bylaws.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our charter and bylaws. However, investors will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in the charter and bylaws.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders.

Limitations on Liability of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in our charter and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

The Common Stock and Warrants are listed for trading on The Nasdaq Global Market under the symbols “PAYO” and “PAYOW,” respectively, and the CUSIP numbers relating to the Common Stock and Warrants are 70451X104 and 70451X112, respectively.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Reorganizational Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At Closing, all incumbent directors and officers of ParentCo, Betsy Z. Cohen, Ryan M. Gilbert, and Amanda Abrams, resigned. New Payoneer’s current directors and officers are described in the Proxy Statement/Prospectus under the heading “Directors and Executive Officers of New Payoneer After the Reorganization” beginning on page 234, which disclosure is incorporated by reference herein.

At the Special Meeting, in connection with the Reorganization, shareholders adopted the Incentive Plan and the ESPP. The material features of the Incentive Plan and the ESPP are respectively described in the Proxy Statement/Prospectus under the headings “The Incentive Plan Proposal” and “The ESPP Proposal” beginning on page 123 and 130, respectively, and such descriptions are incorporated herein by reference.

The information contained in Item 1.01 and Item 2.01 to this Current Report on Form 8-K is also incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 to this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06.	Change in Shell Company Status.

On June 25, 2021, as a result of the consummation of the Reorganization, which fulfilled the “business combination” requirement of FTOC’s amended and restated memorandum and articles of association, each of FTOC and ParentCo ceased to be a shell company. The material terms of the Reorganization are described in the Proxy Statement/Prospectus under the heading “The Reorganization Proposal” beginning on page 92 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Rule 12b-23 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 12b-23”), Payoneer’s audited consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of income (loss), statements of comprehensive loss, statements of changes in redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity (deficit) , and cash flows for each of the two years in the period ended December 31, 2020, and the related notes are incorporated by reference to such financial statements appearing on pages F-43 to F-89 of the Proxy Statement/Prospectus.

(b) Pro Forma Financial Information.

In accordance with Rule 12b-23, unaudited pro forma condensed combined financial information regarding New Payoneer to reflect the consummation of the Reorganization is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization (included as Annex A to the Proxy Statement/Prospectus filed with the SEC on June 1, 2021 (Registration No.: 333-253142).
2.2	Amendment to Agreement and Plan of Reorganization (included as Annex A-1 to the Proxy Statement/Prospectus filed with the SEC on June 1, 2021 (Registration No.: 333-253142)).
2.3	Amendment No. 2 to Agreement and Plan of Reorganization (included as Annex A-2 to the Proxy Statement/Prospectus filed with the SEC on June 1, 2021 (Registration No.: 333-253142)).
2.4	Amendment No. 3 to Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2.1 to FTAC Olympus Acquisition Corp. Form 8-K filed on June 23, 2021).
3.1	Amended and Restated Certificate of Incorporation of New Payoneer.*
3.2	Bylaws for New Payoneer.*
4.1	Specimen Common Stock Certificate of New Payoneer (incorporated by reference to Exhibit 4.1 to New Payoneer’s Form S-4 filed with the SEC on May 25, 2021).
4.2	Specimen Warrant Certificate of New Payoneer (incorporated by reference to Exhibit 4.2 to New Payoneer’s Form S-4 filed with the SEC on May 25, 2021).
4.3	Assignment, Assumption and Amendment Agreement, dated as of June 25, 2021, among FTAC Olympus Acquisition Corp., Payoneer Global, Inc. and Continental Stock Transfer & Trust Company.*
4.4	Warrant Agreement, dated August 25, 2020, between Continental Stock Transfer & Trust Company and FTAC Olympus Acquisition Corp. (incorporated by reference to Exhibit 4.1 to FTAC Olympus Acquisition Cop. Form 8-K filed on August 28, 2020).
10.1	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to FTAC Olympus Acquisition Corp. Form 8-K filed on February 3, 2021).
10.2	Form of Voting Agreement, by and among FTAC Olympus Acquisition Corp., Payoneer Inc., and other persons thereto (incorporated by reference to Exhibit 10.2 to FTAC Olympus Acquisition Corp. Form 8-K filed on February 3, 2021).
10.3	Sponsor Share Surrender and Share Restriction Agreement (incorporated by reference to Exhibit 10.3 to FTAC Olympus Acquisition Corp. Form 8-K filed on February 3, 2021).
10.4	Support Agreement (incorporated by reference to Exhibit 10.4 to FTAC Olympus Acquisition Corp. Form 8-K filed on February 3, 2021).
10.5	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.5 to FTAC Olympus Acquisition Corp. Form 8-K filed on February 3, 2021).
10.6	New Payoneer 2021 Employee Stock Purchase Plan.*
10.7	New Payoneer 2021 Omnibus Incentive Plan.*
10.8	Form of Indemnification Agreement.*
10.9	A&R Registration Rights Agreement.*
10.10	A&R Employment Agreement with Scott Galit.*
10.11	Employment Agreement with Michael Levine.*
10.12	Employment Agreement with Charles Rosenblatt, as amended.*
21.1	Subsidiaries of the Registrant.*
99.1	Unaudited Pro Forma Condensed Combined Financial Information as of March 31, 2021 and for the three months ended March 31, 2021 and for the year ended December 31, 2020.*

*	Filed herewith.

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

July 1, 2021	By:	/s/ Scott Galit
Name: Scott Galit
Title: Chief Executive Officer